EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Announces Record Second Quarter Earnings of $0.60 per share

•	Company posts new records for orders and backlog.

•	Operational performance improves in both segments.

•	End markets remain healthy, raising expectations for second half results.

Burlington, MA, August 1, 2007

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the second quarter and six months ended July 1, 2007.

Revenues for the 2007 second quarter were $165.9 million, an increase of 15% from $144.4 million for the second quarter 2006 period. Net income for the second quarter of 2007 increased 55% to $10.0 million, or $0.60 per diluted share, which included $0.03 per diluted share of special charges primarily related to the consolidation of manufacturing facilities. Net income for the second quarter of 2006 was $6.5 million, or $0.40 per diluted share.

For the six months ended July 1, 2007, revenues were $327.2 million, an increase of 20% from $271.7 million for the comparable period in 2006. Net income for the first half of 2007 was $17.4 million, or $1.05 per diluted share, an increase of 50% from $11.6 million, or $0.71 per diluted share, in the same period last year. Results for the first half of 2007 include $0.05 per diluted share of special charges.

The Company received a record level of orders totaling $228.4 million during the second quarter of 2007, increasing 18% over the second quarter of 2006, and a 22% increase from the first quarter of 2007. For the first six months of 2007, orders totaled $415.2 million with July 1, 2007, backlog reaching another record level of $373.7 million, representing increases of 5% and 28%, respectively, over the same periods in 2006.

During the second quarter of 2007, the Company generated $5.4 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and, for the first six months of 2007, the Company had positive free cash flow of less than $0.1 million despite higher working capital needed to support the Company’s record orders and backlog. This compares favorably to the first six months of 2006 during which the Company used $4.8 million of free cash flow. The improvement from 2006 largely resulted from the sharp increase in profitability.

Circor’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 8% to $85.7 million from $79.5 million in the second quarter of 2006. Incoming orders for this segment were a quarterly record $99.1 million, while this segment’s backlog at July 1, 2007, reached a record $130.2 million, a 15% increase from one year ago, and an 11% increase from the end of the first quarter of 2007. This segment’s operating margin for the second quarter was 8.7% excluding special charges for a U.S. facility closure, compared to the 8.6% operating margin achieved in the second quarter of 2006. However, the second quarter margin represented an 80 basis point increase from the first quarter of 2007, excluding special charges, reflecting higher unit shipments and improved pricing.

Circor’s Energy Products segment revenues increased 24% to $80.2 million from $64.9 million in the second quarter of last year. Incoming orders for the quarter were $129.3 million and ending backlog totaled another record at $243.5 million compared to incoming orders of $113.4 million and ending backlog of $179.1 million in the same periods last year. This segment’s operating margin reached a record 16.3% during the second quarter of 2007 compared to 11.4% for the second quarter of 2006, reflecting shipments of high-margin projects.

David A. Bloss, Sr., Circor’s Chairman and Chief Executive Officer, said, “Oil and gas exploration and processing activity has once again exceeded our expectations this past quarter, despite some softness experienced in Western Canada. Our profitability also benefited from a favorable mix of international project shipments as well as increased sourcing from our facility in China and productivity improvements worldwide. We expect to see this strong market activity continue into 2008 with some dampening effect for near-term seasonal wet weather conditions in North America and for distributor inventory replenishment cycles, since they are now approaching target on-hand quantity levels.”

Mr. Bloss continued, “Results for our Instrumentation and Thermal Fluid Control Products segment were in line with our expectations. The primary markets for this segment are showing mixed trends, but are positive overall due to the strength of the general aviation and European industrial process controls sectors. Operating margins for this segment improved from the first quarter trough and we expect to post quarterly improvements going forward as our cost reduction and customer delivery performance initiatives continue to be realized with stronger leadership in place at all major facilities.”

Circor provided guidance for its third quarter 2007 results, indicating it expects earnings to be in the range of $0.53 to $0.56 per diluted share, with no expected special charges. The guidance compares favorably to earnings in the third quarter of 2006 of $0.45 per diluted share, but is lower than second quarter 2007 results due to an anticipated less-favorable mix of product revenues within the Energy Products segment that will be partially offset by higher operational performance of the Instrumentation and Thermal Fluid Controls Products segment.

CIRCOR International has scheduled a conference call to review its results for the second quarter of 2007 tomorrow, August 2, 2007, at 10:30 am ET. Interested parties may access the call by dialing (800) 289-0544 from the US and Canada and (913) 981-5533 from international locations. A replay of the call will be available from 1:30 pm ET on August 2, 2007, through midnight on August 8, 2007. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code # 4597912 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Wednesday, August 1, 2007, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.circor.com/quarterlyearnings/. An audio recording of the conference call also is expected to be posted on the company’s website by August 6, 2007.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net revenues	$165,937	$144,389	$327,200	$271,684
Cost of revenues	116,116	102,268	232,587	191,225

GROSS PROFIT	49,821	42,121	94,613	80,459
Selling, general and administrative expenses	33,376	31,409	65,464	61,259
Special charges	615	—	1,305	—

OPERATING INCOME	15,830	10,712	27,844	19,200

Other (income) expense:
Interest income	(77)	(89)	(130)	(197)
Interest expense	961	1,553	2,232	2,686
Other (income) expense, net	214	(248)	118	(380)

Total other expense	1,098	1,216	2,220	2,109

INCOME BEFORE INCOME TAXES	14,732	9,496	25,624	17,091
Provision for income taxes	4,714	3,038	8,200	5,469

NET INCOME	$10,018	$6,458	$17,424	$11,622

Earnings per common share:
Basic	$0.61	$0.40	$1.07	$0.73
Diluted	$0.60	$0.40	$1.05	$0.71

Weighted average common shares outstanding:
Basic	16,390	15,968	16,301	15,911
Diluted	16,679	16,332	16,582	16,266

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	July 1, 2007	July 2, 2006
OPERATING ACTIVITIES
Net income	$17,424	$11,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,620	5,788
Amortization	1,258	1,082
Compensation expense of stock-based plans	1,711	1,580
Tax effect of share based compensation	(2,065)	(957)
Loss on sale of assets held for sale	210	—
Gain on disposal of property, plant and equipment	(28)	(80)
Equity in undistributed income of affiliates	43	(8)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	938	(8,472)
Inventories	(15,276)	(24,471)
Prepaid expenses and other assets	(6,927)	(1,213)
Accounts payable, accrued expenses and other liabilities	2,367	14,833

Net cash provided by (used in) operating activities	5,275	(296)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,042)	(3,320)
Proceeds from disposal of property, plant and equipment	412	304
Proceeds from sale of assets held for sale	508	100
Business acquisitions, net of cash acquired	—	(60,989)
Purchase of investments	—	(5,734)
Proceeds from sale of investments	—	3,195

Net cash used in investing activities	(3,122)	(66,444)

FINANCING ACTIVITIES
Proceeds from debt borrowings	45,994	65,547
Payments of debt	(55,616)	(7,038)
Dividends paid	(1,223)	(1,195)
Proceeds from the exercise of stock options	2,611	1,708
Tax effect of share based compensation	2,065	957

Net cash (used in) provided by financing activities	(6,169)	59,979

Effect of exchange rate changes on cash and cash equivalents	645	1,615

DECREASE IN CASH AND CASH EQUIVALENTS	(3,371)	(5,146)
Cash and cash equivalents at beginning of year	28,652	31,112

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,281	$25,966

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	July 1, 2007	December 31, 2006
ASSETS
Current Assets:
Cash & cash equivalents	$25,281	$28,652
Investments	94	86
Trade accounts receivable, less allowance for doubtful accounts of $ 2,842 and $2,523, respectively	109,054	108,689
Inventories	167,420	150,160
Prepaid expenses and other current assets	10,258	2,926
Deferred income taxes	6,649	7,305
Assets held for sale	2,647	3,132

Total Current Assets	321,403	300,950

Property, Plant and Equipment, net	77,927	79,039

Other Assets:
Goodwill	165,099	163,720
Intangibles, net	48,599	49,226
Other assets	12,792	12,740

Total Assets	$625,820	$605,675

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$78,913	$71,788
Accrued expenses and other current liabilities	48,165	54,359
Accrued compensation and benefits	17,176	15,325
Income taxes payable	3,259	6,027
Notes payable and current portion of long-term debt	238	415

Total Current Liabilities	147,751	147,914

Long-Term Debt, net of current portion	54,985	64,411
Deferred Income Taxes	22,880	21,674
Other Non-Current Liabilities	14,666	14,375
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,442,319 and 16,181,070 issued and outstanding, respectively	164	162
Additional paid-in capital	230,599	224,508
Retained earnings	125,398	109,251
Accumulated other comprehensive income	29,377	23,380

Total Shareholders’ Equity	385,538	357,301

Total Liabilities and Shareholders’ Equity	$625,820	$605,675

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended			Six Months Ended
	July 1, 2007	July 2, 2006		July 1, 2007	July 2, 2006
ORDERS
Instrumentation & Thermal Fluid Controls	$99,057	$80,218	*	$183,828	$165,706	*
Energy Products	129,345	113,440		231,416	229,419

Total orders	$228,402	$193,658		$415,244	$395,125

	July 1, 2007	December 31, 2006
BACKLOG
Instrumentation & Thermal Fluid Controls	$130,224	$113,434
Energy Products	243,490	172,235

Total backlog	$373,714	$285,669

Note: Backlog includes all unshipped customer orders.

*	Orders for the Instrumentation & Thermal Fluid Controls Products segment have been reduced by $2,489 and $4,265 for the 3-months ended July 2, 2006 and the 6-months ended July 2, 2006, respectively, for the sale in December 2006 of the small, French business, Societe Alsacienne Regulaves Thermiques von Rohr (“Sart”).

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2006					2007
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$72,434	$79,470	$79,205	$81,591	$312,700	$81,296	$85,740	$167,036
Energy Products	54,861	64,919	71,207	88,024	279,011	79,967	80,197	160,164

Total	127,295	144,389	150,412	169,615	591,711	161,263	165,937	327,200

OPERATING MARGIN
Instrumentation & TFC	9.1%	8.6%	9.5%	8.2%	8.8%	7.9%	8.7%	8.3%
Energy Products	10.4%	11.4%	13.2%	15.7%	13.0%	12.7%	16.3%	14.5%
Segment operating margin	9.7%	9.9%	11.3%	12.1%	10.8%	10.3%	12.4%	11.3%
Corporate expenses	-3.0%	-2.5%	-2.8%	-2.4%	-2.7%	-2.4%	-2.4%	-2.4%
Special charges	0.0%	0.0%	-0.3%	-0.1%	-0.1%	-0.4%	-0.4%	-0.4%
Total operating margin	6.7%	7.4%	8.1%	9.5%	8.0%	7.4%	9.5%	8.5%

OPERATING INCOME
Instrumentation & TFC (excl. special & unusual charges)	6,595	6,861	7,522	6,680	27,658	6,433	7,438	13,871
Energy Products (excl. special & unusual charges)	5,702	7,429	9,420	13,797	36,348	10,125	13,063	23,188

Segment operating income (excl. special & unusual charges)	12,297	14,290	16,942	20,477	64,006	16,558	20,501	37,059
Corporate expenses	(3,809)	(3,578)	(4,284)	(4,146)	(15,817)	(3,853)	(4,056)	(7,909)
Special charges	—		(479)	(200)	(679)	(691)	(615)	(1,306)

Total operating income	8,488	10,712	12,179	16,131	47,510	12,014	15,830	27,844

INTEREST EXPENSE, NET	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)	(1,218)	(884)	(2,102)
OTHER (EXPENSE) INCOME, NET	131	248	(27)	(486)	(134)	97	(214)	(117)

PRETAX INCOME	7,595	9,496	10,769	14,399	42,259	10,893	14,732	25,625
PROVISION FOR INCOME TAXES	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)	(3,486)	(4,714)	(8,200)

EFFECTIVE TAX RATE	32.0%	32.0%	32.0%	27.9%	30.6%	32.0%	32.0%	32.0%
NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407	$10,018	$17,425

Weighted Average Common Shares Outstanding (Diluted)	16,197	16,332	16,368	16,438	16,291	16,533	16,679	16,582

EARNINGS PER COMMON SHARE (Diluted)	$0.32	$0.40	$0.45	$0.63	$1.80	$0.45	$0.60	$1.05

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.32	$0.40	$0.47	$0.64	$1.83	$0.48	$0.63	$1.10

EBIT	$8,619	$10,960	$12,152	$15,645	$47,376	$12,111	$15,616	$27,727
Depreciation	2,619	3,169	2,901	2,517	11,206	2,808	2,812	5,620
Amortization of intangibles	515	567	709	603	2,394	626	632	1,258

EBITDA	$11,753	$14,696	$15,762	$18,765	$60,976	$15,545	$19,060	$34,605

EBITDA AS A PERCENT OF SALES	9.2%	10.2%	10.5%	11.1%	10.3%	9.6%	11.5%	10.6%

CAPITAL EXPENDITURES	$1,578	$1,742	$3,823	$2,790	$9,933	$1,776	$2,266	$4,042

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2006					2007
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,213)	$402	$8,865	$13,476	$17,530	$(5,429)	$5,439	$10
ADD: Capital expenditures	1,578	1,742	3,823	2,790	9,933	1,776	2,266	4,042
Dividends paid	595	600	600	600	2,395	609	614	1,223

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(3,040)	$2,744	$13,288	$16,866	$29,858	$(3,044)	$8,319	$5,275

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$68,271	$64,336	$55,157	$36,088	$36,088	$39,366	$29,848	$29,848
ADD: Cash & cash equivalents	27,069	25,966	33,265	28,652	28,652	27,050	25,281	25,281
Investments	—	2,639	90	86	86	87	94	94

TOTAL DEBT	$95,340	$92,941	$88,512	$64,826	$64,826	$66,503	$55,223	$55,223

NET DEBT AS % OF NET CAPITALIZATION	17.7%	16.2%	13.9%	9.2%	9.2%	9.6%	7.2%	7.2%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH & CASH EQUIVALENTS, LESS INVESTMENTS]	$385,659	$397,814	$397,012	$393,389	$393,389	$408,944	$415,386	$415,386
LESS: Total debt	(95,340)	(92,941)	(88,512)	(64,826)	(64,826)	(66,503)	(55,223)	(55,223)
ADD: Cash & cash equivalents	27,069	25,966	33,265	28,652	28,652	27,050	25,281	25,281
Investments	—	2,639	90	86	86	87	94	94

TOTAL SHAREHOLDERS’ EQUITY	317,388	333,478	341,855	357,301	357,301	369,578	385,538	385,538
ADD: Total debt	95,340	92,941	88,512	64,826	64,826	66,503	55,223	55,223

TOTAL CAPITAL	$412,728	$426,419	$430,367	$422,127	$422,127	$436,081	$440,761	$440,761

TOTAL DEBT / TOTAL CAPITAL	23.1%	21.8%	20.6%	15.4%	15.4%	15.3%	12.5%	12.5%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$8,619	$10,960	$12,152	$15,645	$47,376	$12,111	$15,616	$27,727
LESS: Interest expense, net	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)	(1,218)	(884)	(2,102)
Provision for income taxes	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)	(3,486)	(4,714)	(8,200)

NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407	$10,018	$17,425

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$11,753	$14,696	$15,762	$18,765	$60,976	$15,545	$19,060	$34,605
LESS:
Interest expense, net	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)	(1,218)	(884)	(2,102)
Depreciation	(2,619)	(3,169)	(2,901)	(2,517)	(11,206)	(2,808)	(2,812)	(5,620)
Amortization of intangibles	(515)	(567)	(709)	(603)	(2,394)	(626)	(632)	(1,258)
Provision for income taxes	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)	(3,486)	(4,714)	(8,200)

NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407	$10,018	$17,425

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$5,164	$6,458	$7,649	$10,527	$29,799	$7,877	$10,436	$18,313
LESS: Special charges, net of tax	—	—	(326)	(144)	(471)	(470)	(418)	(888)

NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407	$10,018	$17,425

Weighted average common shares outstanding (diluted)	16,197	16,332	16,368	16,438	16,291	16,533	16,679	16,582

EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.32	$0.40	$0.47	$0.64	$1.83	$0.48	$0.63	$1.10